Exhibit 5 to
                     Debtors' Joint Reorganization Plan

                     New Thorburn Employment Agreement




                            EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is entered into as of January 7, 2002 (the "Execution Date"), by and between JAMES THORBURN ("Executive") and ZILOG, INC. (the "Company"), a California corporation, based on the following:


         WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services;


         WHEREAS, Executive wishes to be employed by the Company and to provide personal services to the Company in return for certain compensation and benefits;

         WHEREAS, the parties hereto are entering into this Agreement in contemplation of the successful completion of the Reorganization Plan (as defined herein);

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

         1. EMPLOYMENT BY THE COMPANY.

            1.1 Title and Responsibilities. Subject to the terms set forth herein, the Company agrees to employ Executive in the position of Chief Executive Officer and Chairman of the Board, and Executive hereby accepts such employment effective on the date that the Plan of Reorganization (the "Reorganization Plan") becomes effective (the "Effective Date"). During his employment with the Company, Executive will devote his full time and attention to the business of the Company, except as otherwise provided herein, and shall do and perform all acts and things necessary to perform his duties. Notwithstanding the foregoing, Executive may devote up to an average of two days per five-day work week providing part-time services on matters involving affiliates of TPG Partners, LLP ("TPG") so long as such services do not interfere with the performance of his responsibilities at the Company in any material respect and are not detrimental to the Company in any material respect, and Executive terminates such services no later than April 1, 2002. In addition, subject to the prior approval of the Board of Directors, Executive may serve on up to two boards of directors in addition to the board of directors of the Company, including companies affiliated with TPG, so long as such services do not interfere with the performance of his responsibilities at the Company in any material respect and are not detrimental to the Company in any material respect. The parties hereto agree that this Agreement shall become binding upon the parties hereto as of the Execution Date, but this Agreement shall be void ab initio if the Effective Date does not occur on or prior to June 9, 2002; provided, however, that the provisions of Sections 2.2 and 5.2 shall remain in effect if the Effective Date does not occur on or prior to June 9, 2002.

            1.2 Company Employment Policies. The employment relationship between the parties shall be governed by the general employment policies and procedures of the Company, including those relating to the protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or procedures, this Agreement shall control.

         2. COMPENSATION.

            2.1 Salary. Executive shall receive for services to be rendered hereunder a base salary at an annualized rate of $800,000 (the "Base Salary"), payable commencing on the Effective Date and in accordance with the Company's customary payroll practices. The Board of Directors will review Executive's Base Salary on an annual basis.

            2.2 Signing Bonus. If the conditions set forth below in this
Section 2.2 are satisfied, the Company shall pay a signing bonus of $650,000 to Executive for services to be rendered, which Employee shall retain even if this Agreement is determined to be void ab initio pursuant to Section 1.1. Such payment will be made on the date that (1) voting on the Reorganization Plan has been completed, (2) the required acceptances have been obtained, and (3) the Company is proceeding in accordance with the pre-packaged Reorganization Plan.

            2.3 Incentive Bonus. Executive shall be eligible for a cash bonus to be paid within 45 days after the end of each fiscal year of the Company calculated on Executive's then current Base Salary based on the Company's annual EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) milestones (the "Incentive Bonus"). All bonuses under this section will be calculated based on straight line increments between each of the EBITDA milestones. The milestones are as follows:

            25% of annual salary will be paid on $0 - $17.2 million annual EBITDA 50% of annual salary will be paid on $25.7 million annual EBITDA 80% of annual salary will be paid on $30 million annual EBITDA 125% of annual salary will be paid on $40 million annual EBITDA 200% of annual salary will be paid on $50 million or greater annual EBITDA

For example, if the Company's annual EBITDA is $8.6 million, Executive will be entitled to an Incentive Bonus of 12.5% of annual Base Salary, and if the Company's annual EBITDA is $35 million, Executive will be entitled to an Incentive Bonus of 102.5% of annual Base Salary.

         2.4 Stock Purchase.

            (a) Stock purchase upon employment. On the Effective Date, the Company will grant Executive 696,744 shares of Common Stock (equal on the date of grant to 2.14% of the Company's outstanding stock on a fully-diluted basis subject to the terms and conditions and pursuant to the ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan attached hereto as Exhibit A (the "Omnibus Plan") and any applicable Award Agreement (as defined in the Omnibus Plan). Executive shall receive 25% of such stock on the Effective Date and an additional 25% of such stock on each of the first three anniversaries of the Effective Date.

            (b) EBITDA linked stock purchase. The Company will grant Executive an option to purchase 605,581 shares of Common Stock (equal on the date of grant to 1.86% of the Company's outstanding stock on a fully-diluted basis) exercisable at the fair market value for the Common Stock subject to the terms and conditions and pursuant to the Omnibus Plan and any applicable Award Agreement.

            (c) Restrictions on Stock and Stock Options. Any stock granted to Executive under (a) or (b) above is subject to the restrictions contained in the Omnibus Plan and any applicable Award Agreement.

         2.5 Company Benefits.

            (a) Standard Benefits. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation plans which may be in effect from time to time and provided by the Company to its executives.

            (b) Vacation. Executive will be entitled to four weeks' vacation per year at such times as may be mutually agreed by Executive and the Company. In no event shall Executive be eligible to accrue any more than four weeks' vacation time at any point in time.

            (c) Business Expenses. The Company will reimburse Executive for all reasonable business expenses actually incurred by Executive, including commuting expenses for up to two round trip visits per week to Executive's residence, and expenses incurred for temporary housing. Executive shall provide appropriate supporting documentation of all such expenses in a form reasonably acceptable to the Company.

            (d) Relocation Expenses. If the Company reasonably determines that it is appropriate for Executive to relocate his residence to California, the Company will reimburse Executive for all reasonable relocation expenses, provided that if Executive resigns without Good Reason or is terminated with Cause within nine months of the date of relocation, Executive will pay the Company a prorated amount of the relocation expenses equal to a fraction of the relocation expenses, the numerator of which is nine months minus the number of months Executive worked after the relocation, and the denominator of which is nine months ((nine months - the # of months worked)
- (nine months)).

         3. CONFIDENTIAL INFORMATION. Executive shall sign and abide by the Company's Employee Proprietary Rights and Non-Disclosure Agreement (the "Confidentiality Agreement") and the Company's Policy Statement on Conflicts of Interest (the "Policy Statement").

         4. TERMINATION OF EMPLOYMENT.

            4.1 Termination With or Without Cause.

                (a) Term of Employment. Subject to Section 1.1, the employment period commences on the Effective Date and terminates automatically on the second anniversary of the Effective Date. Notwithstanding the foregoing, the Company shall have the right to terminate Executive's employment with the Company at any time with or without Cause (as defined below), and Executive shall have the right to terminate his employment with the Company for Good Reason (as defined below), subject to the following limitations. If Executive terminates his employment for any reason other than Good Reason, the Company shall not institute an action for damages against Executive solely on account of such termination without Good Reason; provided, however, that nothing contained herein shall limit any rights that the Company may have as a result of any other breach by Executive of this Agreement or any other agreement referred to herein or limit any rights of the Company with respect to any other agreement to which it is a party, including, without limitation, the Non-Solicitation and Non-Hire Agreement between the Company and TPG Partners II, L.P., a Delaware limited partnership.

                    (i) Definition of Cause. For purposes of this Agreement, "Cause" shall mean one or more of the following: (a) Executive's material breach of this Agreement; (b) Executive's failure to reasonably and substantially perform his duties under this Agreement; (c) Executive's willful misconduct or gross negligence which materially injures the Company; (d) Executive's conviction or plea of nolo contendere to (i) a felony, or (ii) other serious crime involving moral turpitude. In all of the foregoing cases, the Company shall provide written notice to Executive indicating in reasonable detail the event or circumstances that constitute Cause under this Agreement, and, if such breach or failure is reasonably susceptible to cure, the Company will provide Executive with thirty days to cure such breach or failure prior to termination for Cause.

                    (ii) Definition of Good Reason. For purposes of this Agreement, "Good Reason" shall mean a material diminution in Executive's duties and responsibilities under this Agreement. Executive shall provide written notice to Company indicating in reasonable detail the event or circumstances that constitute Good Reason under this Agreement, and Executive will provide the Company with thirty days to cure such diminution prior to termination for Good Reason.

                    (iii) Termination for Death or Disability. The Company may terminate Executive's employment due to Executive's death or "Disability." For purposes of this Agreement, "Disability" shall mean any illness, disability or other incapacity renders Executive physically or mentally unable regularly to perform his duties hereunder for a period in excess of sixty (60) consecutive days or more than ninety (90) days in any consecutive twelve (12) month period. The Board shall make a good faith determination of whether Executive is physically or mentally unable to regularly perform his duties, subject to its review and consideration of any physical and/or mental health information provided to it by Executive as determined by a physician reasonably acceptable to the Company.

                (b) Termination for Cause. If the Company terminates Executive's employment at any time for Cause or as a result of Executive's death or Disability, Executive's salary shall cease on the date of termination, and Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation, other than payment of accrued Base Salary and such other benefits as expressly required in such event by applicable law or the terms of any applicable Company benefit plans. All stock options and other stock awards held by Executive shall cease vesting as of the date of termination, and shall be exercisable thereafter only pursuant to the terms of the applicable stock option plans and agreements.

                (c) Termination without Cause or Resignation for Good Reason. If the Company terminates Executive's employment at any time without Cause, or Executive resigns at any time for Good Reason, the Company shall pay to Executive, as sole and complete compensation, the greater of (i) 180% of Executive's then current Base Salary, or (ii) the Executive's current Base Salary for the balance of the term of this Agreement plus an additional amount equal to 80% of Executive's then current Base Salary for the balance of the term of this Agreement. The Company shall make such payments to Executive within 30 days after such termination (including any cure periods if Executive has resigned for Good Reason). The Company also shall continue to provide medical benefits comparable to the benefits Executive received while employed by Company for the greater of one year or the balance of the term of this Agreement; provided, however, that the Company's obligation to provide such medical benefits shall cease if Executive becomes eligible for coverage under another employer's medical benefits.

         5. CHANGE OF CONTROL.

            5.1 Definition. For purposes of this Agreement, Change of Control means the occurrence of any of the following: (i) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (iii) from and after the Listing Date (as defined in the Omnibus Plan), the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, or comparable successor rule) of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors. Notwithstanding the foregoing, prior to the Effective Date of the Reorganization Plan, issuance of stock to the holders of Senior Notes (as defined in the Reorganization Plan) pursuant to the Reorganization Plan or any other transaction which is consummated without the approval of the holders of Senior Notes shall not be deemed to constitute, for purposes of this Agreement, a Change of Control.

            5.2 Benefits upon Change of Control Prior or During Chapter 11 Reorganization. In the event of a Change of Control, as defined herein, prior to the Effective Date of the Reorganization Plan, Executive will be entitled to a percentage of the purchase price of the Company payable at the time of closing as follows: (i) 2.14% of the purchase price, plus (ii) the difference between (a) 1.86% of the purchase price and (b) the price per share Executive would be obligated to pay to acquire 1.86% of the stock under the applicable stock option agreement; (iii) one year's base salary and annual bonus, calculated on an annualized basis using the criteria set forth in Section 2.3 herein. The provisions of this Section 5.2 shall remain in effect even if this Agreement is determined to be void ab initio pursuant to Section 1.1.

            5.3 Change of Control Termination. In the event Executive decides to terminate his employment with the Company, with or without Good Reason, within thirty days following a Change of Control, the Company shall pay Executive, within 30 days after such termination, the balance of his then current Base Salary for the remainder of the term of this Agreement plus an amount equal to 80% of Executive's then current Base Salary. The Company also shall continue to provide medical benefits comparable to the benefits Executive received while employed by the Company for the greater of one year or the balance of the term of this Agreement, and the Company shall accelerate the vesting on all stock, stock options and other stock awards held by Executive so that Executive is fully vested.

         6. NONSOLICITATION. In the event Executive's employment with the Company is terminated by the Company or the Executive, with or without Cause or Good Reason, then for eighteen (18) months immediately following the termination date, Executive shall not, without first obtaining the prior written approval of the Company, directly or indirectly solicit, induce, persuade or entice, or attempt to do so, or otherwise cause, or attempt to cause (i) any employee or independent contractor of the Company to terminate his or her employment or contracting relationship in order to become an employee, or independent contractor to or for any person or entity, or (ii) any actual customer at the time of employment termination to discontinue or otherwise alter its relationship with the Company.

         7. CONFIDENTIALITY. Executive shall keep the existence and terms of this Agreement confidential, provided that he may discuss this Agreement with his family members, counsel and, financial advisors, or disclose it as required by law.

         8. GENERAL PROVISIONS.

            8.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including, personal delivery by facsimile transmission), delivery by express delivery service (e.g. Federal Express), or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll (which address may be changed by written notice).

            8.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as possible.

            8.3 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

            - 7 - 8.4 Entire Agreement. This Agreement, the Omnibus Plan, the Confidentiality Agreement, and the Policy Statement constitute the entire agreement between Executive and the Company regarding the subject matter hereof and it supersedes any prior agreement, promise, representation, written or otherwise, between Executive and the Company with regard to this subject matter. It is entered into without reliance on any agreement, or promise, or representation, other than those expressly contained or incorporated herein, and it cannot be modified or amended except in a writing signed by Executive and a duly authorized officer of the Company.

            8.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Signatures transmitted via facsimile shall be deemed the equivalent of originals.

            8.6 Headings and Construction. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof. For purposes of construction of this Agreement, any ambiguities shall not be construed against either party as the drafter.

            8.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company.

            8.8 Attorneys' Fees. If either party hereto brings any action, suit or other proceeding to interpret this Agreement or to determine or enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees (including in-house counsel fees) and costs incurred in connection with such action to the extent that a party prevails.

            8.9 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the law of the State of California as applied to contracts made and to be performed entirely within California.

            8.10 Injunctive Relief; Specific Performance. Executive hereby expressly agrees and acknowledges that an actual or threatened breach by Executive of any of Executive's obligations under Sections 3, 6 and 7 hereof would result in severe and irreparable injury to the Company, which injury could not be adequately compensated by an award of money damages, and Executive therefore agrees and acknowledges that the Company shall be entitled to injunctive relief in the event of any such breach of this Agreement, or to enjoin or prevent such a breach, notwithstanding Section 8.11,and that such injunctive relief may be sought from any court or tribunal of competent jurisdiction.

            8.11 Mutual Agreement to Arbitrate. Except for an action exclusively seeking injunctive relief, Executive and the Company each hereby agree to use final and binding arbitration to resolve any and all disputes (each, an "Arbitrable Dispute") which they may have with one another or with any affiliate of one another. Except as set forth in
Section 8.10, this arbitration agreement applies to all matters relating to this Agreement, Executive's employment with and/or termination from the Company, and any claims or controversies arising out of or relating to Executive's employment, including, but not limited to, disputes about the validity, interpretation or effect of this Agreement, or alleged violations of it, and further including all claims arising out of any alleged discrimination, harassment, retaliation or breach of any state or federal equal employment opportunity laws, including, but not limited to, those claims covered by the California Fair Employment and Housing Act, Title VII, 42 U.S.C. Section 2000e et seq., the Federal Age Discrimination in Employment Act, the Fair Labor Standards Act and the Americans with Disabilities Act.

            The arbitration will take place in San Francisco, California (unless the parties mutually agree to an alternative venue), before a single experienced employment arbitrator licensed to practice law in California and selected in accordance with the then-current arbitration rules and procedures for employment disputes governing arbitrations administered by the Judicial Arbitration and Mediation Service (the "Rules"). The arbitration shall allow for discovery sufficient to adequately arbitrate any statutory claims, including access to essential documents and witnesses, and provided, further, that the Rules shall be modified by the arbitrator as to the extent necessary to be consistent with applicable law. The arbitration will be conducted in accordance with such Rules, and, to the extent required by California law, the Company shall pay the administrative costs and arbitrator's fees associated with certain claims that are the subject of arbitration. Subject to Section 8.8 hereof, it is understood, however, that Executive shall bear his own attorney's, expert, witness and other fees associated with the arbitration.

            The arbitrator may not modify or change this Agreement in any way, unless any provision is found to be unenforceable, in which case the arbitrator may sever it in accordance with the terms of Section 8.2. The remedies available in arbitration shall be identical to those allowed at law. The arbitrator shall be allowed to award attorneys' fees pursuant to
Section 8.8 and in accordance with applicable law.

            The parties understand and agree that the arbitrator's decision shall be in writing with sufficient explanation to allow for such meaningful judicial review as may be permitted by law, and that such decision shall be final and binding. The arbitrator shall be required to follow applicable law. Executive and the Company understand that, by entering into this Agreement, they each are waiving their respective rights to have an Arbitrable Dispute adjudicated by a court or by a jury. Executive hereby acknowledges by initialing this provision that Executive has read and understood, and that Executive expressly agrees to be bound by, the terms of this Section 8.11. __________ (Initials)

            8.12 Assistance in Litigation. At all times during and after the term of this Agreement, Executive will render assistance, advice and counsel to the Company at its request regarding any matter, dispute or controversy with which the Company may become involved and of which Executive has or may have reason to have knowledge, information or expertise. Such services will be without additional compensation. The Company will reimburse Executive for his actual, reasonable travel expenditures and other costs incurred in connection with such assistance, upon submission of documentation in a form acceptable to the Company.




         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date above written.

ZILOG, INC.

By:/s/
   -----------------------------------

Print Name:
           ---------------------------

Title:
      --------------------------------


JAMES THORBURN


/s/
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